UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6 (E) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

WHIRLPOOL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box) :

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

(1)	Title of each class of securities to which transactions applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transactions computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. (S) 240.14a-101

SEC 1913 (3–99)

Whirlpool stockholders: Be sure to vote

Whirlpool Corporation’s 2011 Annual Meeting of Stockholders will be held on April 19, 2011. Employees who own stock through the Whirlpool 401(k) Retirement Plan or the Employee Stock Purchase Plan, or who are registered stockholders are encouraged to read the proxy materials and vote by visiting http://www.proxyvote.com.

If you are eligible to vote using this Web site, you have received or will be receiving an e-mail from id@proxyvote.com with the subject line: WHIRLPOOL CORPORATION Annual Meeting. The e-mail includes a control number and further instructions on how to vote.

Employees who own Whirlpool stock through a broker will receive instructions from their broker on how to vote their shares.

Whirlpool Corporation holds its annual meeting of stockholders every April on the third Tuesday of the month. At the meeting, stockholders receive an update on the state of the business and are able to cast their votes on items such as election of directors and other proposals.

In preparation for the April 19, 2011 meeting, Whirlpool Corporation has filed a definitive proxy statement with the Securities and Exchange Commission (SEC) and mailed a “Notice Regarding the Availability of Proxy Materials” to all stockholders. This notice provides the Web site where the proxy materials can be viewed and shares can be voted.

The notice also includes instructions for requesting a paper copy of the proxy materials via telephone, Internet or e-mail. These materials may be obtained free of charge upon request at www.proxyvote.com or by calling
1-800-579-1639. Stockholders who prefer to receive a paper copy of the proxy materials can do so at no charge and can make this election for the current annual meeting or for all future annual meetings.

Investors may also obtain the proxy statement and related materials free of charge from www.whirlpoolcorp.com or the SEC’s Web site.

Whirlpool Corporation, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC.